Exhibit 1.1

EXECUTION COPY

ON SEMICONDUCTOR CORPORATION

47,000,000 SHARES OF COMMON STOCK ($0.01 PAR VALUE)

UNDERWRITING AGREEMENT

February 3, 2004

Morgan Stanley & Co. Incorporated

Credit Suisse First Boston LLC

Citigroup Global Markets Inc.

J.P. Morgan Securities Inc.

Lehman Brothers Inc.

Friedman Billings Ramsey

Needham & Company, Inc.

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036, and

Credit Suisse First Boston LLC

Eleven Madison Avenue

New York, NY 10010-3629

Dear Sirs and Mesdames:

ON SEMICONDUCTOR CORPORATION, a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), and TPG Semiconductor Holdings LLC, a Delaware limited liability company (the “Selling Shareholder”) proposes to sell to the several Underwriters, an aggregate of 47,000,000 shares of the common stock, $0.01 par value per share of the Company, (the “Firm Shares”), of which 34,000,000 shares are to be issued and sold by the Company and 13,000,000 shares are to be sold by the Selling Shareholder. The Company also proposes to issue and sell to the several Underwriters and the Selling Shareholder also proposes to sell to the several Underwriters not more than an additional 7,050,000 shares of the common stock, $0.01 par value per share of the Company (the “Additional Shares”), of which 5,100,000 shares are to be issued and sold by the Company and 1,950,000 shares are to be sold by the Selling Shareholder on a pro rata basis, if and to the extent that Morgan Stanley & Co. Incorporated and Credit Suisse First Boston LLC, as managers of the offering (the “Managers”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares”. The shares of common stock, $0.01 par value per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock”. The Company and the Selling Shareholder are herein sometimes collectively referred to as the “Sellers”. For the avoidance of doubt, the parties agree and acknowledge that the term “Shares,” as used herein, shall include any “security entitlements” with respect to such securities (within the meaning of the New York Uniform Commercial Code (the “NY UCC”)).

1

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-111702), including a prospectus, relating to the registration of certain shares of Common Stock (the “Shelf Securities”), including Shares to be sold from time to time by the Company and the Selling Shareholder. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus included therein relating to the Shelf Securities as of the date of this Agreement, including all amendments thereto and together with the basic prospectus filed on January 26, 2004, is hereinafter referred to as the “Basic Prospectus”. The Basic Prospectus, as supplemented by the prospectus supplement dated February 3, 2004 (the “Prospectus Supplement”), relating to the Shares, in the form first used to confirm sales of the Shares, is hereinafter referred to as the “Prospectus”. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference herein to the Registration Statement, the Basic Prospectus, any preliminary form of prospectus previously filed with the Commission pursuant to Rule 424 of the Securities Act or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, on or before the effective date of the Registration Statement or the issue date of such preliminary prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the effective date of the Registration Statement or the issue date of any preliminary prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act, and incorporated by reference in the Registration Statement and the Prospectus, when filed with the Commission, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading and complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein.

(c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

Each subsidiary of the Company has been duly incorporated or formed, is validly existing as a corporation, limited liability company or similar entity in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, has all power and authority necessary to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued and outstanding shares of capital stock, membership interests or other equity interests of each subsidiary of the Company have been duly authorized and validly issued; are, in the case of capital stock or membership interests of subsidiaries organized under the United States, fully paid and nonassessable or, in the case of membership interests of any subsidiary of the Company that is a Delaware limited liability company, are not subject to assessment by such subsidiary of the Company for additional capital contributions; and the shares of capital stock, membership interests or other equity interests of each subsidiary owned by the Company, directly or through subsidiaries (other than (i) those shares of capital stock of Leshan-Phoenix Semiconductor Co., Ltd. that are owned by Leshan Radio Company Ltd. and Motorola (China) Investment Ltd., (ii) shares of capital stock of ON Semiconductor Czech Republic, a.s. that are owned by minority shareholders, (iii) 60% of the shares of capital stock of Amicus Realty Corporation and (iv) in the case of foreign subsidiaries, directors’ qualifying shares or shares required by applicable law to be held by a person other than Semiconductor Components Industries, LLC, the Company or a subsidiary thereof), are owned free from any security interest, mortgage, pledge, lien or encumbrance, or defect (collectively, “Liens”), except for (A) Liens described in the Prospectus or the Registration Statement, (B) Liens pursuant to or contemplated by the Amended and Restated Credit Agreement dated as of August 4, 1999, as amended and restated through the Closing Date, (C) the Indenture and Liens contemplated by the indenture for the Senior Secured Notes due 2008 (the “2008 Notes Indenture”) dated as of May 6, 2002, among the Company, Semiconductor Components Industries, LLC (“SCI LLC”), the Guarantors defined therein and Wells Fargo Bank Minnesota, National Association, as trustee or (D) the Indenture and Liens contemplated by the indenture for the Senior Secured Notes due 2010 (the “2010 Notes Indenture”) dated as of March 3, 2003, among the Company, SCI LLC, the Guarantors defined therein and Wells Fargo Bank Minnesota, National Association, as trustee (collectively, the “Permitted Liens”).

(d) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement by the Company, except (i) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares or (ii) where the failure to obtain such consent, approval, authorization, order or filing would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e) Except as disclosed in the Prospectus or Registration Statement, the Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all other properties and assets owned by them that is material to the business of the Company and its subsidiaries, in each case free from Liens, except Permitted Liens, that would materially and adversely affect the value thereof or materially interfere with the use made or to be made thereof by them.

(f) The Company and its subsidiaries own, possess or can acquire on reasonable terms, the trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except in each case as described in the Prospectus or Registration Statement.

(g) No labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent that would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(h) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(i) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance, in all material respects, that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; and (3) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(j) PricewaterhouseCoopers LLP are independent certified public accountants with respect to the Company as required by the Securities Act and the rules and regulations of the Commission thereunder.

(k) This Agreement has been duly authorized, executed and delivered by the Company.

(l) The authorized capital stock of the Company conforms to the description thereof contained in the Prospectus.

(m) The shares of Common Stock (including the Shares to be sold by the Selling Shareholder) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

(n) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(o) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the offering and sale of the Shares will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to offer and sell the Shares as contemplated by this Agreement, except for such breaches, violations or defaults that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole and except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(p) No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has given notice to the Company that it is considering (A) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (B) any change in the outlook for any rating of Company or any securities of the Company.

(q) The financial statements included in the Prospectus or Registration Statement present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown and, except as disclosed in the Prospectus or Registration Statement, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.

(r) Except as disclosed in the Prospectus or Registration Statement, since the date of the latest audited financial statements included in the Prospectus, there has been no material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise) or in the earnings, business or operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus or the Registration Statement, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(s) Except as disclosed in the Prospectus or Registration Statement, there is no pending action, suit or proceeding against or affecting the Company, any of its subsidiaries or any of their respective properties that, individually or in the aggregate, is reasonably likely to result in a material adverse effect on the Company and its subsidiaries, taken as a whole, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which is otherwise material in the context of the sale of the Shares; and, to the Company’s knowledge, there is no such action, suit or proceeding threatened.

(t) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, except that no representation is made as to the omission of price range and the numbers of Firm Shares, Additional Shares and Shares and other information derived from the foregoing, to the extent any of the foregoing was omitted from the initial filing of the Registration Statement.

(u) Neither the Company nor any of its subsidiaries is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and neither the Company nor any of its subsidiaries is and, after giving effect to the issuance and sale of the Shares and the application of the proceeds thereof as described in the Prospectus or Registration Statement, will be an “investment company” as defined in the Investment Company Act.

(v) Except as disclosed in the Prospectus or the Registration Statement or except as would, singly and in the aggregate, not have a material adverse effect on the Company and its subsidiaries, taken as a whole, the Company and its subsidiaries (1) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (2) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (3) are in compliance with all terms and conditions of any such permit, license or approval.

(w) Except as disclosed in the Prospectus or the Registration Statement, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(x) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, except as described in the Prospectus.

(y) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument, except for such defaults that, singularly or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound.

2. Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to and agrees with each of the Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.

(b) The execution and delivery by the Selling Shareholder of, and the performance by the Selling Shareholder of its obligations under, this Agreement will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of the Selling Shareholder (if such Selling Shareholder is a corporation), or any agreement or other instrument binding upon the Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Shareholder of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(c) The Selling Shareholder has, and on the Closing Date will have a “security entitlement” within the meaning of Section 8-102(a)(17) of the NY UCC in respect of the

Shares to be sold by the Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, and to sell, transfer and deliver the Shares to be sold by the Selling Shareholder.

(d) Upon payment for the Shares to be sold by the Selling Shareholder pursuant to this Agreement, the crediting of such Shares on the books of the Depository Trust Company (the “DTC”) to securities accounts of the Underwriters and payment therefor by the Underwriters (assuming that no Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the NY UCC) to such Shares), (A) under Section 8-501 of the NY UCC, the Underwriters will acquire a security entitlement in respect of such Shares and (B) no action based on any “adverse claim”, within the meaning of Section 8-102 of the NY UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Shareholder may assume that when such payment, delivery and crediting occur, (i) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the NY UCC and (ii) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the NY UCC.

(e) The Selling Shareholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(f) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 2(f) apply only to statements or omissions made in reliance upon and in conformity with information furnished in writing by the Selling Shareholder (or on the Selling Shareholder’s behalf) to the Company or the Managers expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

3. Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $6.6659 a share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Seller, severally and not jointly, agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 7,050,000 Additional Shares at the Purchase Price from each Seller on a pro rata basis. If you, on behalf of the Underwriters, elect to exercise such option in whole or from time to time in part, Morgan Stanley & Co., Incorporated (“Morgan Stanley”) shall so notify each Seller in writing not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased from such Seller by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the Closing Date for the Firm Shares nor later than ten business days after the date of such notice. Should such date be subsequent to the Closing Date, Morgan Stanley shall provide such notice no later than three days prior to such date. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

The Company hereby agrees that, without the prior written consent of the Managers on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, or in the case of an option granted after the date hereof, pursuant to existing employee benefit plans of the Company or any of its subsidiaries, of which the Underwriters have been advised in writing, (C) the granting by the Company of any options to purchase shares of Common Stock or any restricted stock units or the sale by the Company of any shares of Common Stock, in each case pursuant to any existing employee benefit plan or direct stock plan of the Company or any of its subsidiaries, (D) the issuance by the Company of any shares of Common Stock in connection with the acquisition of or merger with or into any other company or the acquisition of any assets, (E) transfers and dispositions between or among the affiliates of Texas Pacific Group, or any partners, shareholders or members of any such affiliate, or (F) plans or agreements entered into that establish plans meeting the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, for the pre-arranged sale of shares of Common Stock occurring at least 90 days after the date of the Prospectus, provided, that in the case of plans or agreements entered into pursuant to this clause (F) from the date hereof until the 90th day after the date of the Prospectus, the Company may not take any such action that would require public disclosure of any such agreements or plans or any possible sales of Common Stock thereunder, provided further, that in the case of any issuance, transfer or disposition pursuant to clause (D) or (E), (i) each recipient of such shares shall agree in writing, for the benefit of the Managers on behalf of the Underwriters, that such shares shall remain subject to restrictions identical to those contained in the first sentence of this paragraph for the remainder of the period for which the Company is bound thereunder, and each such recipient shall execute and deliver to the Managers a duplicate of such writing, and (ii) if a filing by any party to such issuance, transfer or disposition (issuer, transferor, disposer, recipient or transferee) under Section 16(a) of the Exchange Act shall be required in connection with such issuance, transfer or disposition (other than a filing on a Form 5 made after the expiration of the 90-day period referred to above), such party shall provide the Managers no less than seven days prior written notice of such filing (it being understood that no such filing shall be made by any such party if not required to be made under the Exchange Act).

The Selling Shareholder hereby agrees that, without the prior written consent of the Managers on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the Shares to be sold hereunder, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or gifts, (c) distributions of shares of Common Stock or any security convertible into Common Stock to the partners, shareholders or members of the Selling Stockholder or its affiliates or (d) transfers and dispositions between or among the Selling Shareholder, any of its affiliates and any partners, shareholders or members of any of the foregoing, provided, that in the case of any transfer, distribution or disposition pursuant to clause (b), (c) or (d), (i) each donee, distributee or disposition recipient shall execute and deliver to the Managers a form of the “lock up” agreement, substantially in the form of Exhibit A hereto and (ii) if a filing by any party (donor, donee, transferor, transferee, disposer or disposition recipient) under Section 16(a) of the Exchange Act shall be required in connection with such transfer, distribution or disposition (other than a filing on a Form 5 made after the expiration of the 90-day period referred to above), such party shall provide the Managers no less than one day prior notice of such filing (it being understood that no such filing shall be made by any such party if not required to be made under the Exchange Act). In addition, the Selling Shareholder agrees that, without the prior written consent of the Managers on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

4. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $6.98 a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $0.1900 a share under the Public Offering Price.

5. Payment and Delivery. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available at the offices of Cleary, Gottlieb, Steen & Hamilton in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on February 9, 2004, or at such other time on the same or such other date, not later than February 16, 2004, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date”.

Payment for any Additional Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date, in any event not later than March 17, 2004, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Option Closing Date”.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

6. Conditions to the Underwriters’ Obligations. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Prospectus, as amended or supplemented, in relation to the Shares, shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; as of the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall be in effect or shall be pending or, to the knowledge of either Seller, threatened by the Commission.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by Keith D. Jackson, as chief executive officer, and Donald Colvin, as chief financial officer, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officers signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date from George H. Cave, General Counsel of the Company, dated the Closing Date, an opinion in form and substance reasonably satisfactory to the Underwriters.

(d) The Underwriters shall have received on the Closing Date from Cleary, Gottlieb, Steen & Hamilton, special counsel to the Company, dated the Closing Date, an opinion in form and substance reasonably satisfactory to the Underwriters.

(e) The Underwriters shall have received on the Closing Date from Morris, Nichols, Arsht & Tunnell, counsel for the Selling Shareholder, dated the Closing Date, an opinion in form and substance reasonably satisfactory to the Underwriters.

(f) The Underwriters shall have received on the Closing Date an opinion of Cravath, Swaine & Moore LLP, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent certified public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and as contemplated, and only if permitted, by Statement of Auditing Standards No. 72; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h) The “lock up” agreements, each substantially in the form of Exhibit A hereto, between you and the directors and executive officers of the Company, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

7. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, four signed copies of the Registration Statement (without exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that neither the Company nor any of its subsidiaries shall be obligated to qualify as foreign corporations in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction.

(e) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Sellers agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, and the Company’s accountants and counsel for the Selling Shareholder in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., if any, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form S-3 relating to the Common Stock and all costs and expenses incident to listing the Shares on the Nasdaq National Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to any investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, costs and expenses associated with any conference rooms or presentation facilities used in connection with the road show presentations and travel and lodging expenses of the representatives and officers of the Company and any such consultants and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section; provided, however, that the Managers shall pay their own costs and expenses associated with lodging and provided, further, that the Managers and the Company shall each pay 50% of the costs of any limousine used or any aircraft chartered in connection with the “road show”. It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity and Contribution”, and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

9. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented, if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, if a copy of the Prospectus (as then amended or supplemented, if the Company shall have furnished any amendments or supplements thereto) was furnished by the Company to such Underwriter but was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of such Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability, unless such failure is the result of noncompliance by the Company with Section 6(a) hereof.

The Selling Shareholder agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Underwriters, but only with reference to information furnished in writing by the Selling Shareholder (or on the Selling Shareholder’s behalf) to the

Company or the Managers expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholder, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or the Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Shareholder and all persons, if any, who control the Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley, in the case of parties indemnified pursuant to Section 9(a). In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholder and such control persons of the Selling Shareholder, such firm shall be designated in writing by the Selling Shareholder. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such Section in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Shareholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

10. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if, after the execution and delivery of this Agreement and prior to the Closing Date, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and that, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Shareholder for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholder. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all documented out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

Very truly yours,

ON SEMICONDUCTOR CORPORATION,

by	/s/ KEITH D. JACKSON

Name: Keith D. Jackson
Title: Chief Executive Officer

TPG SEMICONDUCTOR HOLDINGS LLC,
By: TPG Partners II, L.P., as Manager,
By: TPG GenPar II, L.P, its General Partner,
By: TPG Advisors II, Inc., its General Partner,

by	/s/ RICK EKLEBERRY

Name: Rick Ekleberry
Title: Vice President

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED Acting severally on behalf of itself and the several Underwriters named in Schedule I hereto,

By	/s/ MARK BRADLEY

Name: Mark Bradley
Title: Managing Director

CREDIT SUISSE FIRST BOSTON LLC Acting severally on behalf of itself and the several Underwriters named in Schedule I hereto,

By	/s/ H. ANDREW FISHER

Name: H. Andrew Fisher
Title: Managing Director

Schedule I

Underwriter	Number of Firm Shares to be Purchased
Morgan Stanley & Co. Incorporated	15,274,999
Credit Suisse First Boston LLC	10,575,000
Citigroup Global Markets Inc.	6,266,667
J.P. Morgan Securities Inc.	6,266,667
Lehman Brothers Inc.	6,266,667
Friedman Billings Ramsey	1,175,000
Needham & Company, Inc.	1,175,000

Total	47,000,000

EXHIBIT A

[Form of Lock-up Agreement]

            , 2004

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, NY 10036

and

Credit Suisse First Boston LLC

Eleven Madison Avenue

New York, NY 10010-3629

Dear Sirs and Mesdames:

The undersigned understands that Morgan Stanley & Co. Incorporated (“Morgan Stanley”) and Credit Suisse First Boston LLC (“CSFB” and together with Morgan Stanley, the “Managers”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with ON Semiconductor Corporation, a Delaware corporation (the “Company”) and TPG Semiconductor Holdings LLC, a Delaware limited liability company, providing for the public offering (the “Public Offering”) by the several Underwriters, including the Managers (the “Underwriters”), of 47,000,000 shares (the “Shares”) of the common stock, par value $0.01 per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Managers on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to [(a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering,][1] (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or gifts, [(c) distributions of shares of Common Stock or any security convertible into Common Stock to the partners, shareholders or members of

[1]	[This additional language will not be included in the lock up signed by TPG ON Holdings LLC.]

the undersigned or its affiliates,]2 (d) transfers and dispositions between or among the undersigned, any of its affiliates and any partners, shareholders or members of any of the foregoing or [(e) plans or agreements entered into that establish plans meeting the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, for the pre-arranged sale of shares of Common Stock occurring at least 90 days after the date of the Prospectus, provided, that in the case of plans or agreements entered into pursuant to this clause (e) from the date hereof until the 90th day after the date of the Prospectus, the undersigned may not take any such action that would require public disclosure of any such agreements or plans or any possible sales of Common Stock thereunder,]3 provided further, that in the case of any transfer, distribution or disposition pursuant to clause (b), [(c) or (d)], (i) each donee, distributee or disposition recipient shall execute and deliver to each Manager a duplicate form of this Lock-up Letter and (ii) if a filing by any party (donor, donee, transferor, transferee, disposer or disposition recipient) under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required in connection with such transfer, distribution or disposition (other than a filing on a Form 5 made after the expiration of the 90-day period referred to above), such party shall provide the Managers no less than one day prior notice of such filing (it being understood that no such filing shall be made by any such party if not required to be made under the Exchange Act). In addition, the undersigned agrees that, without the prior written consent of the Managers on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Delivery of an executed signature page to this letter by facsimile shall be effective as delivery of a manually executed signature page of this letter.

Very truly yours,

(Name)

(Address)

[2]	[This additional language applies only to the lock up signed by TPG ON Holdings LLC only.]

[3]	[This additional language will not be included in the lock up signed by TPG ON Holdings LLC.]

2